                                                                     Exhibit 8.1

                                BAKER & BOTTS
      AUSTIN                        L.L.P.             TELEPHONE: (713) 229-1234
       BAKU                                            FACSIMILE: (713) 229-1522
      DALLAS                   ONE SHELL PLAZA
      LONDON                    910 LOUISIANA
      MOSCOW               HOUSTON, TEXAS 77002-4995
     NEW YORK
    WASHINGTON




                                                                October 26, 1999


Schlumberger Limited                               Sedco Forex Holdings Limited
277 Park Avenue                                    Citco B.V.I. Limited
New York, New York 10172-0266                      Citco Building, Wickhams Cay
                                                   P.O. Box 662
                                                   Road Town, Tortola
                                                   British Virgin Islands


Ladies and Gentlemen:

                 We are acting as counsel to Schlumberger Limited, a Netherlands Antilles corporation ("Schlumberger"), and Sedco Forex Holdings Limited, a British Virgin Islands corporation ("Sedco Forex"), in connection with (i) the Distribution and the Merger, as defined and described in the Distribution Agreement dated as of July 12, 1999 between Schlumberger and Sedco Forex (the "Distribution Agreement") and the Agreement and Plan of Merger (collectively with the Distribution Agreement, the "Agreements") dated as of July 12, 1999 among Schlumberger, Sedco Forex, and Transocean Offshore Inc., a Cayman Islands corporation ("Transocean"), and (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") on October 26, 1999 (the "Registration Statement"), which includes the proxy statements of Transocean and Schlumberger and the prospectus of Transocean (together, the "Proxy Statement/Prospectus").

                 In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Agreements, (ii) the Proxy Statement/Prospectus, (iii) certain other filings made by Schlumberger and Transocean with the SEC, (iv) certificates provided to us by representatives of Schlumberger, Sedco Forex, and Transocean, and (v) other information provided to us by Schlumberger. In addition, we assume that the Distribution and the Merger will be consummated in accordance with the Agreements and as described in the Proxy Statement/Prospectus.
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Schlumberger Limited                    - 2 -                   October 26, 1999



                 Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in the Proxy Statement/Prospectus under the headings "THE TRANSACTIONS -- Certain U.S. Federal Income Tax Consequences -- Scope of Discussion" and "-- Certain U.S. Tax Consequences of the Spin-off and the Merger to U.S. Holders and to Schlumberger, Sedco Forex and Transocean" (the "Discussion"), we hereby confirm the opinions of Baker & Botts, L.L.P. which are attributed to us in the Discussion. We note that some of the conclusions in those opinions are, as described in the Discussion, premised upon the provision by us of an opinion anticipated to be delivered shortly before the Distribution. We express no other opinion as to the United States federal, state, local, foreign, or other tax consequences of the Distribution and the Merger. As indicated in the Discussion, no ruling will be requested from the Internal Revenue Service (the "IRS") on any aspect of the Distribution or the Merger. Our opinions are not binding upon the IRS or a court and will not preclude the IRS or a court from adopting a contrary position.

                 This letter is furnished to you solely for use in connection with the Distribution and the Merger and is not to be relied upon by any other person, quoted in whole or in part, or otherwise referred to (except in a list of closing documents) without our express written consent. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm name under the headings "SUMMARY -- Certain U.S. Federal Income Tax Consequences," "THE TRANSACTION -- Certain U.S. Federal Income Tax Consequences -- Certain U.S. Tax Consequences of the Spin-off and the Merger to U.S. Holders and to Schlumberger, Sedco Forex and Transocean," and "LEGAL MATTERS" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                        Sincerely,

                                        /s/ BAKER & BOTTS, L.L.P.